***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                             Under 17 C.F.R. ss.ss. 22.80(b)(4),
                                                               200.83 and 240b-2




 [Letterhead of SCHERING CORPORATION]


                                                               December 15, 1998

 Mr. Randall E. Woods
 President and Chief Executive Officer
 Corvas International, Inc.
 3030 Science Park Road
 San Diego, California 92121

 RE: Factor Xa Research Programs

 Dear Mr. Woods:

         This "Letter of Agreement" is to notify you of Schering's decision to extend the term of the Factor Xa Research Program under the Agreement by and between Corvas International, Inc. ("Corvas") and Schering Corporation and Schering-Plough Ltd. (collectively "Schering"), effective as of December 14, 1994 (the "Agreement"), subject to the following modifications.

         1. The Factor Xa Research Program shall be extended for a period of nine (9) months, i.e., from January 14, 1999 through September 14, 1999 (the "Extension").

         2. Schering shall pay to Corvas three million dollars ($3,000,000) in research funding for the Extension, such payment to be made in three (3) equal quarterly payments, the first to be made on or before January 14, 1999, and the remaining amounts payable on or before April 14, 1999 and July 14, 1999.

         3. Corvas shall provide staffing for the Factor Xa Research Program at a level of [...***...] FTEs (consisting of [...***...] chemists and [...***...] biologists) during this Extension.



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* CONFIDENTIAL TREATMENT REQUESTED

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                             Under 17 C.F.R. ss.ss. 22.80(b)(4),
                                                               200.83 and 240b-2

Mr. Randall E. Woods                                 December 15, 1998

         4. Corvas shall, at Corvas' expense, perform (or out-source) the in vivo pharmacokinetic testing in dogs of potential lead compounds arising from research conducted during the Extension.

         5. Schering shall, at its sole discretion and at its expense, perform pharmacological efficacy studies to evaluate the antithrombotic potential of selected compounds during or after the Extension.

         6. The goal of the Extension shall be to discover [...***...] small molecule anticoagulant that specifically inhibits either thrombin, Factor Xa, or both, and has additional properties characteristic of a clinical development candidate. The characteristics of such a development candidate shall be defined by the parties based upon the Acceptance Criteria set forth in the Agreement, as modified by mutual agreement of the parties.

         7. The terms and conditions of the Agreement shall be amended to include expansion of the licenses granted in Article 2 of the Agreement to reflect the expansion of the research collaboration to include both Thrombin Inhibitors and Factor Xa Inhibitors.

         8. Corvas agrees to give good faith consideration to Schering's request that Schering retain rights for a period of three (3) years after the expiration of the Extension and termination of the Agreement to compounds discovered/ developed during the Extension.

         9. Schering agrees to give good faith consideration to Corvas' request that the rights to NAP5 be returned to Corvas.



-------------------------
* CONFIDENTIAL TREATMENT REQUESTED

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                             Under 17 C.F.R. ss.ss. 22.80(b)(4),
                                                               200.83 and 240b-2

Mr. Randall E. Woods                                 December 15, 1998

         10. Sixty (60) days prior to the expiration of the Extension, the parties shall discuss extending the term of the oral anticoagulant research collaboration between Corvas and Schering. Notwithstanding anything in the Agreement to the contrary, neither party shall have the right to unilaterally renew or extend the term of the research collaboration.

         11. In the event that during the Extension Schering accepts one or more compounds as a clinical development candidate, then it shall have the right to continue the development and commercialization of such compound(s) in accordance with the terms of the Agreement, including as it may be amended pursuant to this Letter of Agreement, provided that Schering's diligence obligations with respect to such compound(s) shall be essentially as those set forth in Article 4 of the Agreement.

         12. The parties shall agree upon additional amendments to the terms of the Agreement to reflect the terms agreed upon for the Extension as contemplated hereunder.

         Pursuant to Section 4. 1A of the Agreement, Schering and Corvas shall amend Exhibit G of the Agreement to set forth the responsibilities of the parties with respect to performance of the research collaboration during the Extension.

         The good faith negotiation of amendments to the Agreement and Exhibit G, and the matters set forth in Sections 8 and 9 above, is to be completed within thirty (30) days of the date on which Corvas receives this Letter of Agreement.

         We at Schering look forward to continuing our collaborative research efforts under the Agreement.

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                             Under 17 C.F.R. ss.ss. 22.80(b)(4),
                                                               200.83 and 240b-2

Mr. Randall E. Woods                                 December 15, 1998

         Please indicate Corvas' acceptance and agreement to the provisions set forth in this Letter of Agreement by signing below on behalf of Corvas and returning one signed original to Schering.

 Very truly yours,         LEGAL REVIEW                       LEGAL REVIEW

Schering Corporation                              Schering-Plough, Ltd.



/s/ DAVID POORVIN                                  /s/ DAVID POORVIN
---------------------                              ---------------------
David Poorvin, Ph.D.                               David Poorvin, Ph.D.
Vice President                                     Prokurist




 Acknowledged and Agreed to

 Corvas International, Inc.

 By: /s/ RANDALL E. WOODS
     --------------------
 Date: December 15, 1998
       -----------------

 cc:     Corporate Secretary, Corvas International
         Cooley Godward LLP
         Cecil B. Pickett, Ph.D.
         Ashit Ganguly, Ph.D.
         Richard Chipkin, Ph.D.